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Exhibit 10.26

FIRST AMENDMENT TO CREDIT AGREEMENT

        This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of January 18, 2006, among CROCS, INC. ("Borrower") and CROCS RETAIL, INC., a Colorado corporation, WESTERN BRANDS HOLDING COMPANY, INC. a Colorado corporation, and CROCS ONLINE, INC., a Colorado corporation (collectively, "Guarantors" and individually, a "Guarantor"), and BANK OF AMERICA, N.A. ("Lender").

        Reference is made to the Amended and Restated Credit Agreement, dated as of October 26, 2005 (as amended, modified, restated, renewed, and supplemented from time to time, the "Credit Agreement") between the Borrower and the Lender. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings set forth in the Credit Agreement and all Section references herein are to Sections in the Credit Agreement.

RECITALS

        A.    Borrower has requested that Lender agree to amend certain provisions of the Credit Agreement and to waive certain Events of Default existing thereunder.

        B.    Subject to the terms and conditions of this Amendment, Lender is willing to agree to such amendments and to grant such waivers.

        Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

        Paragraph 1. Amendments to Credit Agreement. By execution of this Amendment, the Credit Agreement is hereby amended as follows:

        1.1   Post Closing Agreements. Section 6.15 of the Credit Agreement is amended in its entirety to read as follows:

          "Post Closing Agreements. Take or cause to be taken all actions necessary to perfect Liens on any stock of Subsidiaries existing under the laws of Mexico or any province of Canada on or before January 31, 2006."

        1.2   Consultant. The Credit Agreement is amended by adding a new Section 6.16 thereto immediately following Section 6.15 to read as follows:

          "6.16. Consultant. Borrower agrees, at its expense, on or before January 18, 2006, to retain a consultant acceptable to the Lender to analyze the business and financial operations of the Borrower and its Subsidiaries."

        1.3   Events of Default. Section 8.01(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(b) "Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.04, 6.06, 6.08, 6.11, 6.12, or Article VII or the First Amendment to Credit Agreement dated as of January 18, 2006 among the Borrower, the Guarantors, and the Lender; or".

        Paragraph 2. Amendment to Security Agreement. Section 6(c) of the Security Agreement dated October 26, 2005, executed by Borrower in favor of the Lender shall be amended in its entirety to read as follows:

          "(c) The Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis and evidenced to the satisfaction of the Lender and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of the Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Lender at its option may pay or contest any of them or amounts relating thereto (the Lender having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) and including making any payments under the Inventory Agreement dated as of October 26, 2005 ("Inventory Agreement") among the Grantor, Lender, and Expeditors International of Washington, Inc. but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Lender, including amounts paid pursuant to the Inventory Agreement, reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Grantor to the Lender and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate."

        Paragraph 3. Additional Agreements. In furtherance of Sections 6.03(g) and (h) of the Credit Agreement, the Borrower agrees to deliver to the Lender on or before January 31, 2006 the annual forecast described in Section 6.03(h) of the Credit Agreement, including an analysis of excess Availability on a monthly basis and a thirteen week cash forecast of the Borrower and its Subsidiaries, commencing with the week beginning January 15, 2006.

        Paragraph 4. Effective Date. Notwithstanding any contrary provision, this Amendment is not effective until the date (the "Effective Date") upon which:

        (a)   the Lender has received counterparts of this Amendment executed by Borrower, each Guarantor, and Lender;

        (b)   after giving effect to the amendments and waivers set forth herein, all representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the date hereof as though made on and as of the date hereof, other than any such representation or warranty which relates to a specified prior date;

        (c)   after giving effect to the amendments and waivers set forth herein, no Default or Event of Default shall have occurred and be continuing;

        (d)   Borrower shall have paid to Lender a nonrefundable fee equal to $100,000; and

        (e)   Borrower shall have paid Attorney Costs of the Lender incurred in connection with the Loan Documents, including any outstanding Attorney's Costs of the Lender on the Effective Date.

        Paragraph 5. Waiver and Consent. Lender hereby waives any Default or Event of Default which may be existing under the Credit Agreement as a result of the following:

          A.    Section 2.19: Borrower's failure to immediately upon receipt deposit amounts received from any Account Debtor into a Lockbox.

          B.    Section 6.02(c): Borrower's failure to deliver to the Lender the consolidated and consolidating unaudited balance sheets of the Borrower and its Subsidiaries for the months ended October 31 and November 30, 2005, respectively, within 30 (thirty) days of the end of such months.

          C.    Section 6.03(b): Borrower's failure to deliver a duly completed Compliance Certificate signed by a Responsible Officer of Borrower concurrently with the timely delivery of the October, 2005 and November, 2005 financial statements, respectively.

          D.    Section 6.03(h): Borrower's failure to deliver the annual forecast for fiscal year 2006, in form and substance acceptable to the Bank, prior to the beginning of fiscal year 2006.

          E.    Section 6.04: Borrower's failure to notify the Lender of the occurrence of the Defaults and Events of Default described herein, and failure to provide a statement of a Responsible Officer setting forth the details and stating the proposed actions with respect thereto.

          F.     Section 6.15: Borrower's failure to take any actions with respect to the perfection of the Bank's liens in the stock of the Borrower's Mexican and Canadian Subsidiaries.

          G.    Section 7.11: Borrower's exceeding the $7,000,000 capital expenditures limit in 2005.

          H.    Section7.01A: Borrower's failure to maintain the minimum Consolidated EBITDA for the month of October, 2005.

          I.     Section 7.02: Borrower's additional investments in Subsidiaries which are not Guarantors.

          J.     Section 7.02A: Compliance by Borrower with the minimum Consolidated Fixed Charge Coverage Ratio as of December 31, 2005.

        No Default or Event of Default not specifically waived herein shall be deemed to be waived by this First Amendment. Borrower and Guarantors agree to comply with all terms and provisions of the Loan Documents as amended by this Amendment.

        Paragraph 6. Acknowledgment and Ratification. As a material inducement to the Lender to execute and deliver this Amendment, Borrower and each Guarantor (a) consent to the agreements in this Amendment, and delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower or Guarantors under their respective Loan Documents, which Loan Documents shall remain in full force and effect, and all Liens, guaranties, and rights thereunder are hereby ratified and confirmed.

        Paragraph 7. Representations. As a material inducement to Lender to execute and deliver this Amendment, Borrower and each Guarantor represent and warrant to Lender (with the knowledge and intent that Lender is relying upon the same in entering into this Amendment) that as of the Effective Date and as of the date of execution of this Amendment, after giving effect to the amendments and waivers set forth herein, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement, and (b) no Default or Event of Default exists.

        Paragraph 8. Fees and Expenses. Borrower shall pay all reasonable costs, fees, and expenses paid or incurred by the Lender in connection with this Amendment, including, without limitation, Attorney Costs of the Lender in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

        Paragraph 9. Waiver. Borrower and each Guarantor (i) acknowledges and agrees that, as of the date hereof, it has no actual or potential claim or cause of action against the Lender relating to any Loan Documents or any actions or events occurring on or before the date of this Amendment and (ii) waives and releases any right to assert such claim or cause of action to the extent based on actions or events occurring on or before the date hereof.

        Paragraph 10. Miscellaneous.

        10.1 This Amendment is a "Loan Document" referred to in the Credit Agreement, and the provisions relating to Loan Documents in Article 9 of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under North Carolina law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

        10.2 The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Effective Date, all references to the "Credit Agreement" shall be to the Credit Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of the Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.

        Paragraph 11. ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Paragraph 12. Parties. This Amendment binds and inures to Borrower, Guarantors, the Lender, and their respective successors and assigns.

        The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Effective Date.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

Signature Page to that certain First Amendment to Amended and Restated Credit Agreement dated as of the date first stated above between Crocs, Inc. and Bank of America, N.A.

BORROWER:
CROCS, INC.
By:	/s/ RONALD SNYDER
Name:	Ronald Snyder
Title:	Chief Executive Officer and President
GUARANTORS:
CROCS RETAIL, INC.
By:	/s/ RONALD SNYDER
Name:	Ronald Snyder
Title:	President
WESTERN BRANDS HOLDING COMPANY, INC.
By:	/s/ RONALD SNYDER
Name:	Ronald Snyder
Title:	President
CROCS RETAIL, INC.
By:	/s/ RONALD SNYDER
Name:	Ronald Snyder
Title:	President
BANK OF AMERICA, N.A., as the Lender
By:	/s/ HANCE VANBEBER
Name:	Hance VanBeber
Title:	Senior Vice President

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FIRST AMENDMENT TO CREDIT AGREEMENT